UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2020 (October 8, 2020)

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Brickell Key Drive, Suite 300, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

1 Venture, Suite 150, Irvine CA 92618
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 8, 2020, ShiftPixy, Inc., a Wyoming Corporation (“the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (the “Underwriter”), in connection with a public offering (the “Offering”) of an aggregate of (i) 4,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) warrants to purchase 2,300,000 shares of Common Stock (the “Common Warrants”), which included the partial exercise of the Underwriter’s over-allotment option to purchase 300,000 additional Warrants.

Each Share sold in the Offering was sold together with a Common Warrant to purchase 0.5 shares of Common Stock as a fixed combination. The Shares and accompanying Common Warrants were sold at a price to the public of $3.00, less underwriting discounts and commissions. The Common Warrants are exercisable immediately, will expire on October 14, 2025 and have an exercise price of $3.30 per share, subject to anti-dilution and other adjustments for certain stock splits, stock dividends, or recapitalizations.

The Offering was made pursuant to a Registration Statement (No. 333-240136) on Form S-1 (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission on July 28, 2020, amended on each of August 18, 2020, October 7, 2020, October 8, 2020 and declared effective on October 8, 2020 (the “Effective Date”).  The Offering was made only by means of a prospectus forming a part of the Registration Statement.

Pursuant to the Underwriting Agreement, the Company, upon closing of the Offering, issued to the Underwriter warrants to purchase up to 200,000 shares of Common Stock (the “Underwriter Warrants” and, together with the Common Warrants, the “Warrants”), which is 5.0% of the aggregate number of Shares sold in the Offering. The Underwriter Warrants are exercisable at any time and from time to time, in whole or in part, commencing from six months after the Effective Date and ending five years from the Effective Date, at a price per share equal to $3.30, which is 110% of the public offering price per Share.

The Offering closed on October 14, 2020 and the Company received net proceeds of approximately $10.6 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the Offering. The Company intends to use the net proceeds from the Offering for general corporate purposes, including working capital, operating expenses and capital expenditures.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing descriptions of the Underwriting Agreement, the Common Warrants and the Underwriter Warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the forms of the Underwriter Warrant and the Common Warrant, copies of which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

The information in Item 1.01 with respect to the Warrants is incorporated by reference into this Item 3.03

Item 8.01 Other Events.

The Company issued a press release announcing the pricing of the Offering on October 9, 2020. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, entered into by ShiftPixy, Inc. on October 8, 2020 with A.G.P./Alliance Global Partners.

4.1	Form of Underwriter Warrant issued on October 14, 2020 (incorporated by reference from Exhibit 4.3 to our Form S-1/A, filed with the SEC on August 18, 2020).

4.2	Form of Common Warrant issued on October 14, 2020 (incorporated by reference from Exhibit 4.4 to our Form S-1/A, filed with the SEC on August 18, 2020).

99.1	Press Release announcing pricing of the Offering on October 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: October 14, 2020	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director